                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use of our report dated February 24, 1997 with respect to the financial statements at December 31, 1996 and for the year ended December 31, 1996 of Homestead Village Incorporated, which is included in Amendment No. 3 on Form S-11 to the Registration Statement on Form S-4 (No. 333-26259) and the related Prospectus of Security Capital Group Incorporated that is made a part of the Proxy of Security Capital Industrial Trust.

                                          Ernst & Young LLP

Dallas, Texas

August 1, 1997